CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): February 29, 2012

Radient Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other
jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039

(Address of principal executive offices (zip code))

714-505-4461

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 7.01 Regulation FD Disclosure.

As disclosed on the Current Report on Form 8-K that we filed on February 23, 2012, we are actively seeking financing to improve our working capital shortage. Also as disclosed in that 8-K, we received a term sheet with a potential investor that contemplates the issuance of an 18 month $3,315,000 convertible note that provides for an initial $250,000 advance and, subject to our satisfaction of certain funding conditions, entitles us to receive additional advances of up to $2,750,000 over a period of approximately 11 months. Certain of our existing note holders have the right to participate in such financing. Additionally, now that the Securities and Exchange Commission has declared our registration statement on Form S-1 effective, we hope that the common stock issuable upon exercise of certain warrants that was registered therein, will be exercised for cash.

Management intends to submit a letter to investors providing an update on 2012 business trends and discussing the Company’s current outlook for 2012. Management believes that this additional information is useful to in assessing the Company’s historical and future performance. Some of the additional information contained in the letter would otherwise constitute material non public information; we are filing this 8-K to disclose such information. The anticipated milestones and other anticipated results contained in the letter, are predicated on the Company successfully completing the above noted financing(s) and includes the following information:

Current Anticipated Milestones for 2012

1.	Continue and expand the Advertising & Outreach Programs and sales for Onko-Sure® for the U.S. Colorectal Cancer (“CRC”) market originally launched in January 2012;
2.	Increase the number of laboratories providing the Onko-Sure® CRC test as well as increase the number of physicians ordering the Onko-Sure® CRC test.
3.	Begin marketing a Clinical Laboratory Improvement Amendments (“CLIA”) based Lung Cancer Screening Test in the U.S. during the 2nd QTR 2012 based upon independent 3rd Party Clinical Trials completed in 2011 with Onko-Sure® used as a Lung Cancer Screening Test which demonstrated sensitivity of 65% and specificity of 85%. (For non-small cell lung cancer sensitivity is even higher at 75%.)
4.	Increase the acceptance of our Lung Cancer Screening Test in Canada by the end of the 2nd QTR 2012.
5.	Commence collaborative clinical study for Ovarian Cancer in the 2nd QTR 2012.
6.	Transition our current Onko-Sure® enzyme-linked immunosorbent assay (“ELISA”) test to a multiplex bead array assay (“MBAA”) before the end of 2012 to create various new multi-test cancer diagnostics.
7.	Continue to present data and scientific conferences and publish results. In 2012, six abstracts were submitted to high-ranking oncology conferences nationally and internationally; to date, five out of six have been accepted for presentation. These presentations will provide the Company with direct contact with influential oncologists and educate them about our products. Furthermore, at each of these conferences, our abstracts will be published in their corresponding 2012 journals.
8.	Generate positive cash flow operations by the 4th QTR 2012 based upon sales of Onko-Sure® and through the sales of our Lung Cancer Screening Test.

9.	Assuming we close the financing described above and all of the warrants that were recently registered are exercised for cash, we could receive up to approximately $3,461,000 over the next 12 months. Additional capital could be raised this year if additional warrants issued to our 2011 note holders are included in an effective registration statement and are exercised for cash this year. These funds are critically needed to execute on our business development plans and build shareholder value.

Value Creation & Building Market Cap

1.	With the capital infusions described above completed, we will be financially backed by multiple institutional investors committed to funding RXPC which should help remove any remaining “financial viability clouds” off of the Company.
2.	Due in part to our advertising and outreach program started in late January 2012, we anticipate increasing the number of labs selling Onko-Sure® in the U.S. and overseas and in Canada for Lung Cancer Screening during the second and third quarter of 2012. We are hopeful that this advertising and outreach program will provide an increase in Onko-Sure® sales for 2012.
3.	The paramount goal is to gain profitability before year-end 2012.
4.	We have had significant publishing and presentation events during the first quarter and this will continue with 4 more abstracts being presented in the second quarter that will greatly increase visibility to U.S. physicians and lab directors as to the value of using Onko-Sure®.
5.	In the near term, we anticipate expanding our U.S. sales team by at least 2 medical science liaison professionals.
6.	We also believe that we can be in a position by late-2012 to out-license up to 17 separate CLIA based cancer tests through the development of a multiplex bead array assay for various cancer types using our Onko-Sure® Technology.

The letter also discusses the lung cancer diagnostic market opportunity based on current information related to lung cancer occurrence, diagnosis and treatment options that we obtained from various sources. Based on this information, the letter goes on to state that currently, there is no generally accepted screening test for lunch cancer or regulatory approved blood biomarker for lung cancer screening. The Company’s Lung Cancer Screening Test can fill this gap as it is a low cost blood biomarker test with a good detection capability and a sensitivity of 65% and specificity of 85% for lung cancer in general. For non-small cell lung cancer sensitivity is even higher at 75% sensitivity. There have been eight scientific journal publications reporting high sensitivities and specificities for this first of its kind lung cancer screening test. Finally, the letter states that although there are several imaging techniques that are currently being used for the detection of lung cancer including: chest x-rays, spiral (helical) CT scans and low dose CT scans, the costs are high and the patient is exposed to harmful x-rays for test sensitivity of between 75-90%. It will be less costly and faster for the patient to do a blood test, such as Onko-Sure®, and be able to detect lesions even smaller than 1 cm, that are often missed by the routine first-line lung cancer diagnostic, chest x-ray.

Safe-Harbor Statement

This Form 8-K contains forward-looking statements regarding future events and future performance that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for first quarter 2012 and full year 2012, our expectations regarding our Onko-Sure® product and profitability, business development opportunities and expected fees and expenses related to these business development opportunities. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K include, but are not limited to those factors contained in our Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports. As a result, actual results may vary from those contemplated herein and it is possible that some or all of the events disclosed herein may not ever occur.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy our securities or any other securities and shall not constitute an offer to sell or solicitation of offers to buy any securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Douglas MacLellan
Name: Douglas MacLellan
Title: Chief Executive Officer

Dated: February 29, 2012